Exhibit 23.1

                  Consent Of Independent Chartered Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Frisco Bay Industries Ltd. Stock Incentive Plan of our report dated April 19, 2002, with respect to the consolidated financial statements and schedule of Frisco Bay Industries Ltd. included in the Annual Report on Form 20-F for the fiscal year ended January 31, 2002, filed with the Securities and Exchange Commission.



/s/ Richter, Usher & Vineberg
General Partnership
Chartered Accountants

Montreal, Quebec
December 12, 2002